                          DIRECTORS POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

Each of the undersigned, as directors of the below listed open-end management investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange
Commission:

                                                  1933 Act          1940 Act
                                                  Reg. Number       Reg. Number
Strategist Growth Fund, Inc.                      33-63905          811-7401
Strategist Growth and Income Fund, Inc.           33-63907          811-7403
Strategist Income Fund, Inc.                      33-60323          811-7305
Strategist Tax-Free Fund, Inc.                    33-63909          811-7407
Strategist World Fund, Inc.                       33-63951          811-7405

hereby constitutes and appoints James A. Mitchell, Eileen J. Newhouse, Colin M. Lancaster, or Sherilyn K. Beck as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

Dated this 20th day of November, 1997.


/s/  Rodney P. Burwell                               /s/  Thomas R. McBurney
     Rodney P. Burwell                                    Thomas R. McBurney

/s/  Jean B Keffeler                                 /s/  James A. Mitchell
     Jean B. Keffeler                                     James A. Mitchell

/s/  Brian Kleinberg
     Brian Kleinberg